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                        CONSENT OF INDEPENDENT AUDITORS


                                 EXHIBIT 24.1

                        Consent of Independent Auditors

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SNODGRASS
Certified Public Accountants







                         CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference of our report dated January 15, 1997 relative to the consolidated balance sheet of First West Virginia Bancorp, Inc. as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Said report is included in the 1996 Annual Report to Shareholders of First West Virginia Bancorp, Inc. (Exhibit 13.1 to this Form 10-K).







/s/ S.R. Snodgrass A.C.










Wheeling, West Virginia
March 12, 1997




S.R. Snodgrass, A.C.
980 National Road Wheeling, WV 26003-6400 Phone: 304-233-5030  Facsimile:
304-233-3062

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